Ex99-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:07 PM 07/29/2003
FILED 07:26 PM 07/29/2003
SRV 030495701 - 3096102 FILE

CERTIFICATE OF AMENDMENT

OF

TORO ENERGY OF MICHIGAN, LLC

        1.  The name of the limited liability company is Toro energy of Michigan, LLC.

        2.  The Certificate of Formation of the limited liability company is hereby amended as follows:

        That the registered office of the corporation in the State of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle.

        That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Toro Energy of Michigan, LLC this 24th day of July, 2003.

                                                              /s/ Kevin D. Cotter
                                                              Kevin D. Cotter
                                                              Authorized person